UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ON Technology Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ON TECHNOLOGY CORPORATION

Waltham Woods

880 Winter Street, Building Four

Waltham, Massachusetts 02451

Dear Stockholder:

The Annual Meeting of Stockholders of ON Technology Corporation (the “Company”) will be held at the offices of Epstein Becker & Green, P.C., 111 Huntington Avenue, Boston, Massachusetts at 10:00 a.m., Boston time, on Thursday, May 15, 2003.

At the Annual Meeting, you will be asked to consider and vote upon (i) the election of one director to serve until the Annual Meeting of the Stockholders held in the year 2006, (ii) the ratification of the Board of Directors’ selection of PricewaterhouseCoopers LLP as the Company’s independent accountants, and (iii) an amendment to the Company’s 2002 Directors Stock Option Plan.

In the material accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Proxy Statement relating to the actions to be taken by the Company’s stockholders at the Annual Meeting, and a Proxy. The Proxy Statement more fully describes and includes information about the matters for consideration at the Annual Meeting.

All of the Company’s stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, however, please complete, sign, date and return your Proxy in the enclosed envelope. It is important that your shares be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote in person as you wish, even though you have previously returned your Proxy.

Sincerely,

Robert L. Doretti

President and Chief Executive Officer

ON TECHNOLOGY CORPORATION

Waltham Woods

880 Winter Street, Building Four

Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ON Technology Corporation, a Delaware corporation (the “Company”), that will be held at the offices of Epstein Becker & Green, P.C., 111 Huntington Avenue, Boston, Massachusetts at 10:00 a.m., Boston time, on Thursday, May 15, 2003, for the following purposes:

1.	To elect one Class II Director to serve until the Company’s Annual Meeting of Stockholders held in 2006 and his successor is duly elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2003;

3.	To approve an amendment to the Company’s 2002 Directors Stock Option Plan to provide that the options granted thereunder to each non-employee director upon initial election to the Board and annually and automatically thereafter shall be for the purchase of 25,000 shares rather than 12,500 shares; and

4.	To transact such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on March 19, 2003 are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal offices of the Company.

By Order of the Board of Directors,

Robert P. Nault

Secretary

Waltham, Massachusetts

April 11, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. BY RETURNING YOUR PROXY CARD, YOU WILL ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, VOTE YOUR SHARES IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ON TECHNOLOGY CORPORATION

Waltham Woods

880 Winter Street, Building Four

Waltham, Massachusetts 02451

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of ON Technology Corporation (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at Epstein Becker & Green, P.C., 111 Huntington Avenue, Boston, Massachusetts, at 10:00 a.m., Boston time, on Thursday, May 15, 2003, and at any postponement or adjournment thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed on or about April 11, 2003 to the stockholders of record as of the close of business on March 19, 2003 (the “Record Date”).

GENERAL INFORMATION

Solicitation of Proxies

The Company will pay the cost of soliciting proxies from stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or other electronic means or personal solicitation by directors, officers or employees of the Company.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked in writing (including by delivery of a later dated proxy) or in person by notifying the Secretary of the Company, in writing, at any time prior to the voting of the proxy.

Voting of Proxies

If the enclosed proxy card is properly executed and returned to the Company, all shares represented thereby will be voted as indicated therein. If a proxy is returned without instructions, all shares represented thereby will be voted FOR the nominee named therein, FOR the ratification of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2003, and FOR the approval of an amendment to the Company’s 2002 Director Stock Option Plan.

Voting Rights and Outstanding Shares

On the Record Date there were 23,818,157 outstanding shares of Common Stock (excluding 15,000 shares held in treasury), which is the only class of stock outstanding and entitled to vote at the Meeting. The holders of such shares will be entitled to cast one vote for each share held of record as of the Record Date. On the Record Date, the closing sales price of the Common Stock on the NASDAQ National Market was $3.01 per share.

The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy will be counted for purposes of determining whether a quorum exists at the Meeting.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote is required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants and to amend the Company’s 2002 Director Stock Option Plan. Abstentions and shares held by brokers that are present, but not voted because the brokers do not have the discretionary authority to vote such shares as to a particular matter, i.e., “broker non-votes,” will be counted as present for purposes of determining if a quorum is present. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth, as of March 19, 2003, certain information relating to the beneficial ownership of Common Stock by (i) the Company’s Chief Executive Officer and each of the other three most highly compensated executive officers of the Company who are identified as the Named Executive Officers in the table under the heading “Summary of Cash and Certain Other Compensation” below; (ii) each director of the Company; (iii) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock; and (iv) the directors and executive officers of the Company as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock(2)
Robert L. Doretti(3)	1,051,799	4.3%
Steven R. Wasserman(4)	116,125	*
Ram Sudama(5)	116,250	*
Harald Faulhaber(6)	169,857	*
Robert P. Badavas(7)	58,334	*
John Cassarini(8)	20,834	*
Paul C. O’Brien(9)	13,334	*
Louis J. Rupnik(10)	13,334	*
Special Situations Funds(11)	5,984,196	25.1%
Valor Capital Management, L.P. (12)	1,663,500	7.0%
All directors and executive officers as a group (11 persons)(13)	1,625,367	6.5%

* Less than 1%

1.	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. The number of shares beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days from March 19, 2003 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.
2.	The percentages shown in this column are calculated from the 23,818,157 shares of Common Stock actually outstanding on March 19, 2003, plus with respect to each person, the number of shares that such person has the right to acquire within 60 days from March 19, 2003 as set forth in this table. Such shares of one person are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
3.	Includes 712,623 shares issuable upon exercise of stock options that are exercisable within 60 days from March 19, 2003 and 339,176 shares owned by Mr. Doretti, 150,000 of which remain subject to repurchase rights in favor of the Company.
4.	Includes 111,125 shares issuable upon exercise of stock options that are exercisable within 60 days from March 19, 2003 and 5,000 shares owned by Mr. Wasserman.

5.	Includes 116,250 shares issuable upon exercise of stock options that are exercisable within 60 days from March 19, 2003.
6.	Includes 143,163 shares issuable upon exercise of stock options that are exercisable within 60 days from March 19, 2003 and 26,694 shares owned by Mr. Faulhaber.
7.	Includes 58,334 shares issuable upon exercise of stock options that are exercisable within 60 days from March 19, 2003.
8.	Includes 20,834 shares issuable upon exercise of stock options that are exercisable within 60 days from March 19, 2003.
9.	Includes 13,334 shares issuable upon exercise of stock options that are exercisable within 60 days from March 19, 2003.
10.	Includes 13,334 shares issuable upon exercise of stock options that are exercisable within 60 days from March 19, 2003.
11.	Includes Austin W. Marxe, David M. Greenhouse, AWM Investment Company, Inc., Special Situations Cayman Fund, L.P., MGP Advisers Limited Partnership, Special Situations Fund III, L.P., MG Advisers, L.L.C., Special Situations Private Equity Fund, L.P., SST Advisers, L.L.C., and Special Situations Technology Fund, L.P. The address of Special Situation Funds is 153 East 53rd Street, Floor 55, New York, New York 10022. Disclosure is based, in part, on information included in a Schedule 13D/A filed with the SEC in February 2003 by the Special Situation Funds.
12.	The address of Valor Capital Management, L.P. is 137 Rowayton Avenue, Rowayton, Connecticut 06853. Disclosure is based, in part, on information included in a Schedule 13G filed with the SEC in July 2002.
13.	Includes an aggregate of 1,254,497 shares of Common Stock issuable pursuant to stock options exercisable within 60 days from March 19, 2003.

ELECTION OF DIRECTOR

(Proposal 1)

The Company has a classified Board of Directors consisting of two Class I Directors, two Class II directors and two Class III directors. The Class I, Class II and Class III directors currently serve until the Annual Meetings of Stockholders to be held in 2005, 2003 and 2004, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting, directors are elected for a full term of three years to succeed those whose terms are expiring.

The terms of office for the Class II directors are currently expiring and the director currently serving on the Board is nominated for election at the Meeting. The persons named in the proxy will vote to elect Mr. Rupnik as director unless the proxy is marked otherwise. Currently, there is one vacant seat on the Board for one Class II Director. Pursuant to Delaware law and the Company’s By-laws, the vacancy may be filled by a vote of the majority of the members of the Board then in office.

The Class II director will be elected to hold office until the Annual Meeting of Stockholders in 2006 and until his successor is duly elected and qualified. The nominee has indicated his willingness to serve, if elected. However, if the nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

IN FAVOR OF THE NAMED NOMINEE

Board of Directors

The table below sets forth for the current directors, including the Class II nominee to be elected at the Meeting, certain information with respect to age and background.

Name	Age	Director Since	Position with the Company
Class I Directors:
John Cassarini	37	2001	Director
Paul C. O’Brien	63	2001	Director

Nominee for Class II Director to be elected at the Annual Meeting:
Louis J. Rupnik	61	2001	Director

Class III Directors:
Robert P. Badavas	50	1998	Director
Robert L. Doretti	60	2000	Director, President and Chief Executive Officer

Executive Officers

The executive officers of the Company as of March 19, 2003 are as follows:

Name	Age	Position with the Company
Robert L. Doretti	60	President and Chief Executive Officer
Steven R. Wasserman	46	Vice President, Finance, Chief Financial Officer and Treasurer
Ram Sudama	54	Chief Technical Officer
Michael Carey	46	Vice President, Americas Operations
Harald Faulhaber	43	Vice President, European Operations
Paul Demko, Jr.	58	Vice President, Product Development
Robert P. Nault	39	Vice President, General Counsel and Secretary

Business Experience of Executive Officers, Directors and Nominee for Director

Robert L. Doretti has served as President, Chief Executive Officer and Director of the Company since February 2000. Mr. Doretti also joined the Board on February 2000 as a Class III Director to fill a vacant seat. Prior to joining the Company, Mr. Doretti served as President and Chief Executive Officer at Thinking Machines Corporation from February 1995 to June 1999.

Steven R. Wasserman has served as Vice President, Finance, Chief Financial Officer and Treasurer of the Company since January 2001. From January 2000 until November 2000, Mr. Wasserman served as Vice President of Corporate Finance at The Pioneer Group, Inc. From November 1996 until January 2000, he served as Assistant Treasurer of GTECH Holdings Corp. From January 1981 until November 1996 he served in a variety of positions with EG&G, Inc., leaving the company as its Director of Investments and Financial Analysis.

Ram Sudama has served as Chief Technical Officer of the Company since October 1998. Previously, Mr. Sudama served as a technology advisor to the Board of Directors of Teradyne, Inc. from January 1998 through September 1998 and as President of Sandalwood Studios, Inc. from June 1997 through December 1997. From November 1996 through May 1997, Mr. Sudama was Chief Technical Officer for Borland International Inc. (now known as Inprise Corporation), providing technical direction for enterprise strategy, and Vice President of Technology for Open Environment Corp. from August 1993 through October 1996.

Michael Carey has served as Vice President, Americas Operations of the Company since September 2002. Previously, Mr. Carey was employed by Novadigm, Inc. where he served as Vice President of Worldwide Channels and Alliances from October 2001 until September 2002 and as Vice President of Sales and Operations for the Americas, Asia and Australia from June 1998 until October 2001.

Harald Faulhaber has served as Vice President, European Operations of the Company since September 2001, as Vice President, Central Southern Europe from January 2001 through September 2001, and as Director of

Sales, Central Southern Europe from November 1997 through December 2000. From January 1997 through October 1997, Mr. Faulhaber was Manager of Strategic Alliances, Central and Eastern Europe for Applix Inc.

Paul Demko, Jr. has served as Vice President, Product Development of the Company since September 2001. From July 2000 until September 2001 Mr. Demko served as Vice President, Product Development of Nortel Networks, Inc. Mr. Demko served as Vice President, Product Development of EPiCURE, Inc. from November 1998 until July 2000, when EPiCURE was acquired by Nortel Networks. Previously, from January 1997 until November 1998, Mr. Demko served as Vice President, Product Development of Datarace, Inc.

Robert P. Nault joined the Company as Vice President, General Counsel and Secretary in February 2003. Previously, from January 2001 until February 2003, Mr. Nault served as a Legal Consultant and in that capacity provided legal services to the Company. From February 1995 until January 2001, Mr. Nault served as Senior Vice President and General Counsel of The Pioneer Group, Inc. Previously, Mr. Nault was an Associate and Junior Partner at Hale and Dorr LLP.

Robert P. Badavas joined the Board in August 1998 as a Class III Director to fill a vacant seat. Mr. Badavas has been Senior Principal and Chief Operating Officer of Atlas Venture since September 2001. From December 1995 through September 2000, Mr. Badavas served as President and Chief Executive Officer of Cerulean Technology, Inc., which specializes in wireless mobile information software. In September 2000, Cerulean was acquired by Aether Systems, Inc. From September through November 2000, Mr. Badavas managed Aether Mobile Government division, which consisted of Cerulean’s business. From November 2000 through June 2001, Mr. Badavas served as Senior Corporate Advisor, Office of the Chairman, for Aether Systems. Mr. Badavas also serves as a member of the Board of Directors for RSA Security, Inc., a company listed on the Nasdaq National Market which provides authentication and security technology, services and products.

John Cassarini joined the Board in January 2001 as a Class I Director to fill a vacant seat. Mr. Cassarini is currently Senior Vice President of Ingalls & Snyder and Portfolio Manager of I&S Technology Partners. Mr. Cassarini served as a Portfolio Manager at Awad Asset Management from August 1999 until July 2000 and as a Portfolio Manager at Rho Management from May 1997 until July 1999. Prior to May 1997, Mr. Cassarini served with Smith Barney / Travelers.

Paul C. O’Brien joined the Board in November 2001 as a Class I Director to fill a vacant seat. Mr. O’Brien has been President of The O’Brien Group, Inc., a telecommunications investment and consulting firm, since January 1995. Mr. O’Brien also serves as a member of the Board of Directors of Mangosoft Inc., a company listed on the OTC Bulletin Board that develops Internet enabling business software solutions.

Louis J. Rupnik joined the Board in November 2001 as a Class II Director to fill a vacant seat. Since March 2003, Mr. Rupnik has been Vice President of Strategy and New Business Development of the Commercial Imaging Group of Eastman Kodak Company. From April 1998 until March 2003, Mr. Rupnik was President of Top Line, LLC, a strategy and marketing consulting firm that provides services to technology, private equity, and acquisition advisory firms. From April 1997 through April 1998, Mr. Rupnik was Senior Vice President of Business Development of Xerox Corp.

Committees of the Board of Directors

The Board has established a Compensation Committee and an Audit Committee. The Board does not maintain a Nominating Committee or a committee performing similar functions.

The Compensation Committee is comprised of four members of the Board: Messrs. Badavas, Cassarini, O’Brien and Rupnik, with Mr. Doretti serving as an ex-officio non-voting member. The principal functions of the Compensation Committee are to review the Company’s compensation programs and policies, to establish compensation for the Company’s executive officers, to review and approve annual bonuses to be paid to such executive officers, and to administer the Company’s various stock incentive plans.

The Audit Committee is comprised of four members of the Board: Messrs. Badavas, Cassarini, O’Brien and Rupnik. The principal functions of the Audit Committee are to nominate the accounting firm to be appointed as the Company’s independent certified public accountants and to review the plan and scope of the audit, the report of the audit upon its completion and the adequacy of the Company’s internal accounting procedures and controls. The Audit Committee also maintains a continuing review of the nature and extent of all services provided to the Company by such accountants and evaluates their fees and the effects of such services upon their independence.

The Board has determined that the members of the Audit Committee are independent directors as defined in the Audit Committee Charter and the National Association of Securities Dealers listing standards. The Audit Committee acts under a written charter adopted and approved on June 12, 2000, a copy of which was included as an appendix to the Company’s proxy statement in 2001. In response to the legislative and regulatory reforms mandated by the Sarbanes-Oxley Act of 2002, the Audit Committee is in the process of reviewing and revising its written charter and expects to adopt a new charter at its meeting in May 2003.

Meetings and Compensation of Directors

During 2002: the Board met in person five times and by telephonic means three times; the Compensation Committee met in person four times and by telephonic means three times; and the Audit Committee met in person four times and by telephonic means three times.

In 2002, Directors who were not employees of the Company received a fee of $2,000 for in-person attendance at each regular and special meeting of the Board, a fee of $1,000 for in-person attendance at each meeting of the Audit or Compensation Committees if the director was a member of such committee, and a fee of $500 for attendance at each telephonic meeting of the Board or the Audit or Compensation Committees, if the director was a member of such committee. A Director who attends by teleconference a meeting that is otherwise held in person is compensated as if he or she had attended in person. Directors who are not employees of the Company are additionally reimbursed for out-of-pocket expenses incurred in attending Board meetings and are eligible to receive stock options under the Company’s 2002 Director Stock Option Plan. Please see “Compensation Committee Interlocks and Insider Participation” below for additional information about compensation of the Company’s directors. Directors who are employees of the Company are not compensated for their service on the Board or any committee thereof.

Audit and Other Fees and Related Matters

Audit Fees.    PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $234,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees.    PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to it and its affiliates for the fiscal year ended December 31, 2002 in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network.

All Other Fees.    PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $143,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2002, which services included tax compliance services and international and domestic tax consulting services, potential acquisition advisory services, and controls documentation services in Germany associated with the Company’s certifications required by Section 302 of the Sarbanes-Oxley of 2002. The Audit Committee has considered whether the provision of such services by PricewaterhouseCoopers LLP to the Company is compatible with maintaining auditor independence and believes that the provision of such services is compatible.

Audit Committee Report

The Audit Committee has (i) reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002; (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, AU §380); (iii) received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditor the auditor’s independence; and (iv) based on the review and discussions referred to above, recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

By the Audit Committee of the Board of Directors:

Robert P. Badavas (Chairman)

John Cassarini

Paul C. O’Brien

Louis J. Rupnik

The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company’s previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

For the fiscal year ending December 31, 2003, the Board, based on the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as the Company’s independent accountants. See Proposal 2 (Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Accountants).

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary of Cash and Certain Other Compensation

The following table sets forth information with respect to the compensation, for the last three fiscal years, of the Company’s Chief Executive Officer and each of the three other most highly compensated executive officers who received compensation in excess of $100,000 during fiscal year 2002 (collectively, the “Named Executive Officers”).

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Restricted Stock Awards($)		Securities Underlying Options(#)	All Other Compensation($)
Robert L. Doretti President and Chief Executive Officer	2002 2001 2000	291,200 272,917 229,167	164,982 155,875 135,900	— — 300,000	(1)	300,000 100,000 1,106,847	— — —

Steven R. Wasserman(2) Chief Financial Officer, Vice President, Finance and Treasurer	2002 2001	177,050 160,000	71,060 43,856	— —		100,000 142,000	— —

Ram Sudama Chief Technical Officer	2002 2001 2000	186,110 180,000 177,628	64,364 31,578 31,350	— — —		30,000 30,000 30,000	— — —

Harald Faulhaber(3) Vice President, European Operations	2002 2001	157,652 114,490	188,557 173,391	— —		75,000 55,000	17,340 11,365

1.	Mr. Doretti exercised a right to purchase 300,000 shares of restricted stock for $0.10 per share.
2.	Mr. Wasserman joined the Company as Vice President, Finance, Chief Financial Officer and Treasurer in January 2001.
3.	Mr. Faulhaber was promoted to Vice President, European Operations in September 2001.

STOCK OPTION GRANTS IN FISCAL YEAR 2002

The following table shows information with respect to stock options granted to each Named Executive Officer during fiscal year 2002.

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%($)	10%($)
Robert L. Doretti	300,000	17.4%	$2.80	2/18/2012	$528,271	$1,338,744
Steven R. Wasserman	100,000	5.8%	$3.04	2/05/2012	$191,184	$484,498
Ram Sudama	30,000	1.7%	$3.04	2/05/2012	$57,255	$145,349
Harald Faulhaber	75,000	4.4%	$3.04	2/05/2012	$143,388	$363,373

1.	The options were granted under the Company’s 1992 Employee and Consultant Stock Option Plan. Options are generally subject to the employee’s continued employment. The exercise of a portion of the options will be accelerated in the event of certain occurrences including the sale of the Company, the sale of all or substantially all of the Company’s assets or a change in control of the Company. An individual’s eligibility to exercise vested options generally terminates 90 days after the termination of such individual’s employment relationship with the Company.
2.	The exercise price per share of each option was determined by the Board to be equal to the fair market value per share of Common Stock at the date of grant.
3.	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder’s continued employment through the option period, and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002

AND FISCAL-YEAR END OPTION VALUES

The following table shows information with respect to stock options held as of December 31, 2002 by the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at December 31, 2002(#)		Value of Unexercised In-the-Money Options at December 31, 2002($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert L. Doretti	—	—	519,774	987,073	110,656	455,419
Steven R. Wasserman	—	—	62,125	179,875	192,588	328,613
Ram Sudama	—	—	97,500	60,000	163,720	69,487
Harald Faulhaber	—	—	105,577	166,423	183,820	227,395

1.	Calculated based on the fair market value per share of the underlying securities at December 31, 2002 ($3.85) minus the per share exercise price.
2.	Calculated based on the fair market value of the underlying securities on the exercise date minus the exercise price of such options.

Employment Agreements

Mr. Doretti joined the Company as President and Chief Executive Officer in February 2000 pursuant to the terms of an Offer Letter dated January 31, 2000 (the “Doretti Offer”). While no formal employment agreement exists between the Company and Mr. Doretti, the Doretti Offer provides for salary increases and bonuses as the Company’s Board may determine from time to time. The Doretti Offer also provides that upon termination without cause, Mr. Doretti shall continue to receive his then-current salary and benefits for a twelve month period and any cash bonus earned but not yet paid for completed quarters and fiscal years as well as a prorated amount of the quarterly and annual cash bonus for the quarter and fiscal year during which such termination of employment occurs. Additionally, Mr. Doretti entered into a Consulting Agreement with the Company on December 28, 2000. This Consulting Agreement provides for a two year consulting period commencing on the date of the closing of a transaction resulting in a change of control of the Company. Mr. Doretti is entitled to receive a base salary of $250,000 per annum during the two year consulting period.

Mr. Wasserman joined the Company as Vice President, Finance, Chief Financial Officer and Treasurer in January 2001 pursuant to the terms of an Offer Letter dated December 14, 2000, as amended (the “Wasserman Offer”). While no formal employment agreement exists between the Company and Mr. Wasserman, the Wasserman Offer provides for salary increases and bonuses as the Company’s Board may determine from time to time. The Wasserman Offer also provides that upon termination other than for cause, disability or death prior to a change of control, Mr. Wasserman shall be entitled to a cash payment equal to (a) any accrued, earned or deferred salary and benefits as of the date of termination, plus (b) a prorated amount of his annual target bonus, plus (c) his then current annual base salary and total annual target bonus. Additionally, Mr. Wasserman shall be entitled to continue to receive his then-current benefits for twelve months or until such benefits are available from a subsequent employer on at least as favorable terms and shall be credited with twelve months post termination for the purposes of determining eligibility for retiree benefits. The Wasserman Offer also provides that the foregoing payment shall be paid if Mr. Wasserman’s employment is terminated other than for cause, disability or death, or by Mr. Wasserman for good reason (as defined therein), within one year of a change of control.

Mr. Sudama joined the Company as Chief Technical Officer in October 1998 pursuant to the terms of an Offer Letter dated October 20, 1998 (“Sudama Offer”). While no formal employment agreement exists between the Company and Mr. Sudama, the Sudama Offer provides for salary increases and bonuses as the Company’s Board may determine from time to time. The Sudama Offer also provides that if Mr. Sudama’s employment is terminated or substantially diminished in nature or status in connection with a transaction resulting in a change of control of the Company, he shall be entitled to a severance payment equal to six months’ salary.

Mr. Faulhaber joined the Company in 1997 and was promoted to Vice President, European Operations in September 2001. Mr. Faulhaber’s employment with the Company is governed by the terms of an Engagement Agreement dated January 1, 2002 (“Faulhaber Agreement”). The Faulhaber Agreement provides for a base salary and annual incentive bonuses, in addition to other benefits. The Faulhaber Agreement also provides that if Mr. Faulhaber’s employment is terminated without cause, or by reason of his death or disability, he shall be entitled to a six-month notice period (only in event of termination without cause) and six months base salary and benefits and six months of his average incentive bonus and incentive compensation.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is determined by the Compensation Committee of the Board (the “Compensation Committee”), which is comprised of non-employee directors. The Compensation Committee approves compensation policies for the executive officers of the Company, oversees the general compensation policies of the Company, and administers the Company’s various stock incentive plans. The Compensation Committee has furnished the following report for fiscal year 2002.

Compensation Philosophy and Goals

During 2002, the goals of the Company’s executive compensation program remained constant: to attract, retain and motivate the most talented individuals available in the Company’s market. The elements of compensation encompassed in the program include base salary, annual cash incentive compensation and awards of stock options under the Company’s incentive compensation plans. The competitiveness of the Company’s executive compensation approach is reviewed annually and validated by outside compensation consultants or with external salary surveys generally available to the Company through professional affiliations.

The Company utilizes four guiding principles for its executive compensation approach, which are set forth below. These principles are established to design, fund and administer the program and form the framework for decision making.

Stockholder Interests—The financial interests of the stockholders are the major consideration in the design, funding and administration of all executive compensation programs.

Executive Compensation—The value of all tangible compensation components to the executive compensation program are considered in the aggregate. Consideration of individual components is only performed in the context of the total executive compensation program.

Group and Individual Achievement—The Company’s performance-based executive compensation program reflects a balancing of group and individual achievement.

Sustained Performance—An emphasis is placed on the long-term executive compensation incentives while maintaining an annual cash compensation program capable of producing focus on near-term results and milestones.

Components of Compensation

Target Annual Cash Compensation.    Each executive position in the Company is compared to similar positions in comparable companies for which data are available. From this comparison, annual target cash compensation is set to reflect compensation standards in the industry. The Compensation Committee gathers data from independent consultants and, after conferring with the President of the Company on the salaries for senior management (excluding his own salary), sets annual salary levels in the first quarter of each year. The target annual cash compensation is broken into two separate components: a base salary and an incentive bonus. During 2002, the Compensation Committee reviewed the target annual cash compensation levels of all executive officers who were employed at the Company and, based on the performance of the Company and these executives, approved increases ranging from 3% to 10% for such executive officers.

In reviewing the comparable levels of compensation for the Chief Executive Officer, the Compensation Committee determined that Mr. Doretti’s compensation was reasonable in light of industry information regarding the range of salaries offered to chief executive officers of comparable companies and the business judgment of the members of the Compensation Committee. Mr. Doretti’s equity compensation was structured to reward Mr. Doretti upon the Company’s financial success.

Base Salary.    In general, the Compensation Committee sets the base salary component of total target annual cash compensation at approximately 25% to 50% of the total cash compensation for executive officers. The intention of the Compensation Committee is to leave a significant portion of target annual cash compensation subject to the performance of the Company.

Incentive Bonus.    The Compensation Committee awards incentive bonuses as part of total annual cash compensation based on the achievement by the Company of certain financial targets for annual revenue and/or operating income and, with the exception of sales executives, the achievement by individual executives of certain strategic objectives. The Company’s financial objectives relate entirely to an annual business plan that is submitted in December by the executive team and the individual executive’s strategic objectives relate to goals established by the executive and members of the Board for personal success within the Company. The bonus system is intended to stimulate successful execution of the annual business plan. The bonus plan allows for quarterly (partial) payments of sales executive bonuses, with the balance of such bonuses payable only after completion of the audit following each fiscal year. Bonuses for other executives are payable annually only after the completion of the audit following each fiscal year. No incentive bonuses are paid to sales executives unless achievement is at least 60% of the annual business plan at various milestones throughout each fiscal year. No incentive bonuses are paid to other executives unless achievement is at least 80% of the annual business plan.

Equity Incentives.    The Compensation Committee believes that the executive compensation program of the Company must motivate the executive officers of the Company to create core economic value which results in long-term appreciation in the price of the Common Stock, thus aligning the interests of employees with the interests of the Company’s stockholders and providing a strong incentive for key executive to remain in the employ of the Company. Additionally, the appropriate use of equity incentives is a valuable tool in recruiting new executives for the Company. The Compensation Committee believes that, in the case of a growth-oriented business such as the Company, a substantial portion of the compensation of executive officers should be contingent on appreciation in value of the stockholders’ investments. Based on the foregoing principles, in 2002 the Compensation Committee awarded options for 300,000 shares to Robert L. Doretti, 100,000 shares to Steven R. Wasserman, 30,000 shares to Ram Sudama, and 75,000 shares to Harald Faulhaber.

The Committee believes that for fiscal year 2003 the remaining key executives of the Company had adequate stock and option packages to provide them with an appropriate incentive to maximize short-term and long-term stockholder value. The Committee intends to review the status of equity incentives for senior executives in 2003 and thereafter to insure that key executives of the Company are appropriately motivated and rewarded.

Certain Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to publicly held companies for compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Compensation based on performance is not subject to this deduction limit, if certain requirements are met. Based on the compensation awarded to Mr. Doretti, and the other executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. The Compensation Committee intends to continue to structure its compensation program to comply with Section 162(m).

The Compensation Committee:

Louis J. Rupnik (Chairman)

Robert P. Badavas

John Cassarini

Paul C. O’Brien

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board currently consists of Messrs. Badavas, Cassarini, O’Brien and Rupnik. Each of the current non-employee directors is entitled to receive compensation in the form of cash and options to purchase Common Stock for their services as directors. Mr. Badavas, elected to the Board in 1998, received options pursuant to the Company’s 1992 Employee and Consultant Stock Option Plan to purchase 25,000 shares of Common Stock on January 16, 2002, at a per share price of $2.80. These options vest on a cumulative basis in three equal annual installments over a three year period. Each of Messrs. Cassarini, O’Brien and Rupnik, elected to the Board in 2001, received options pursuant to the 1992 Employee and Consultant Stock Option Plan to purchase 25,000 shares of Common Stock on January 16, 2002, at a per share price of $2.80. These options vest on a cumulative basis in three equal annual installments over a three year period. Assuming approval of the amendment to the 2002 Director Stock Option Plan (See Proposal 3, Approval of Amendment to the Company’s 2002 Director Stock Option Plan) each of Messrs. Badavas, Cassarini, O’Brien and Rupnik will also receive options pursuant to the 2002 Director Stock Option Plan to purchase 25,000 shares, and in any event at least 12,500 shares, of Common Stock on the date of the Company’s annual meeting. These options will be exercisable on a cumulative basis in three equal annual installments over a three year period. No director or executive officer of the Company and no member of its Compensation Committee is, or was, during the year ended December 31, 2002, a director or compensation committee member of any other business entity that had a director that sits on the Company’s Board of Directors or Compensation Committee.

Equity Compensation Plan Information

The following table provides certain information with respect to the Company’s equity compensation plans as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders:

Stock Options/Restricted Stock	4,630,623	(1)	$4.16	1,783,500	(2)
Employee Stock Purchase Plan	—		—	504,703	(3)

Equity compensation plans not approved by security holders	None		None	None

Total	4,630,623		$4.16	2,288,203

(1)	Includes shares of common stock to be issued upon the exercise of outstanding stock options granted under the 1992 Employee and Consultant Stock Option Plan, the 1995 Directors Stock Option Plan and the 2002 Employee and Consultant Stock Option and Incentive Plan.
(2)	Includes shares of common stock available for future issuance under the 2002 Employee and Consultant Stock Option and Incentive Plan and the 2002 Director Stock Option Plan.
(3)	Includes shares of common stock available for future issuance under the 1995 Employee Stock Purchase Plan.

Certain Relationships and Related Transactions

During 2002, Robert P. Nault, who joined the Company in February 2003 as Vice President, General Counsel and Secretary, performed certain legal consulting services for the Company. Mr. Nault was compensated $130,816 for these services.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied, except that Harald Faulhaber, an executive officer of the Company, filed a late Form 5 to report the grant in October 2001 of a stock option to purchase 25,000 shares of common stock.

COMPARISON OF STOCKHOLDER RETURN

The line graph below compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Computer Index, resulting from an initial assumed investment of $100 in each, and assuming the reinvestment of any dividends, for the period beginning on December 31, 1997 and ending on December 31, 2002. Stock price performance shown in the Performance Graph for the Common Stock is historical and not necessarily indicative of future price performance. The closing sales price of the Common Stock on December 31, 1997 was $1.3125 and the closing sales price of the Common Stock on the NASDAQ National Market on December 31, 2002 was $3.85.

RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT ACCOUNTANTS

(Proposal 2)

The Board has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Meeting. PricewaterhouseCoopers LLP has served as the Company’s auditors since 2002.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by the Company’s Certificate of Incorporation or By-laws or otherwise. The Board, however, is submitting the selection of PricewaterhouseCoopers LLP to the stockholders as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain PricewaterhouseCoopers LLP.

On April 3, 2002, the Company engaged PricewaterhouseCoopers LLP as the Company’s independent accountants, replacing Arthur Andersen LLP (“Arthur Andersen”), which the Company dismissed. The decision to change auditors was recommended by the Audit Committee of the Board and approved by the Board. The audit reports of Arthur Andersen on the Company’s financial statements for the Company’s 2000 and 2001 fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as  to uncertainty, audit scope, or accounting principles. During the Company’s 2000 and 2001 fiscal years and  the subsequent interim period preceding the Company’s replacement of Arthur Andersen, there was no disagreement between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company within the Company’s 2000 and 2001 fiscal years and the subsequent interim period preceeding the Company’s replacement of Arthur Anderson. During the Company’s 2000 and 2001 fiscal years and the subsequent interim period preceding the Company’s replacement of Arthur Andersen, the Company did not consult PricewaterhouseCoopers LLP on the matters set forth in Item 304(a)(2) of Regulation S-K.

The Company provided each of Arthur Andersen and PricewaterhouseCoopers LLP with a copy of the disclosures the Company is making in this Proxy Statement in response to Item 304(a) of Regulation S-K. Each of the accountants had ten business days after receipt of the Company’s disclosures to express its views if it believed such disclosures to be incorrect or incomplete. Neither of the accountants provided such a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

IN FAVOR OF PROPOSAL 2

APPROVAL OF AMENDMENT TO THE COMPANY’S

2002 DIRECTOR STOCK OPTION PLAN

(Proposal 3)

On February 13, 2003, the Compensation Committee of the Board, pursuant to authority granted to it by the Board, approved, subject to future stockholder approval, a proposal to amend the Company’s 2002 Director Stock Option Plan (the “Director Plan”) to provide that the options granted thereunder to directors upon their initial election to the Board and annually and automatically thereafter be increased from 12,500 shares to 25,000 shares.

In light of the increased responsibilities of Board members under the Sarbanes-Oxley Act of 2002 and other corporate governance reforms, including reforms proposed by the NASDAQ Stock Market, the Compensation Committee reviewed overall director compensation, including cash fees and stock option grants under the Director Plan. In connection with this review, the Compensation Committee engaged the services of an outside compensation consultant. The Board reaffirmed its prior determination that having options that directors may receive pursuant to the Director Plan, which are directly tied to a director’s continued service on the Company’s Board, is necessary to attract and retain qualified individuals as directors. In addition, the Compensation Committee determined that an increase in cash fees, while consistent with the current market environment, could, given the Company’s size, have a noticeably negative effect on the Company’s operating results and could create concerns under the Sarbanes-Oxley Act of 2002. As a result of this review, the Compensation Committee approved and recommends to the Company’s stockholders the following amendment and restatement of the first paragraph of Paragraph 4 of the Director Plan as follows:

4.   Automatic Grant of Options.    Subject to the availability of shares under this Plan, each person who is a member of the Board and who is not an employee or officer of the Company (a “Non-Employee Director”) shall: (i) upon the date of his or her initial election to the Board be automatically granted an option to purchase 25,000 shares of the Company’s Common Stock, provided that the number of shares subject to such option grant shall be pro-rated based upon the number of months remaining until the next annual meeting of the stockholders of the Company; and (ii) commencing in 2003 and each year thereafter, on the date of the annual meeting of the stockholders of the Company, be automatically granted on such date, without further action by the Board, an option to purchase 25,000 shares of the Company’s Common Stock. Options to be granted under this paragraph 4 shall be the only options ever to be granted at any time to any person under this Plan.

Except as described above, the Compensation Committee is proposing no other changes or amendments to the Director Plan. A copy of the Director Plan, as amended, is attached to this Proxy Statement as Exhibit A.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Meeting, in person or by proxy, is necessary to approve the amendment to the Director Plan.

The following description of the Director Plan assumes the adoption of the proposed amendment.

Description of the 2002 Director Stock Option Plan

The Director Plan was approved by the Board on February 6, 2002 and approved by the stockholders of the Company on May 16, 2002. The Director Plan provides for the grant of options to the Company’s directors who are not employees. All options granted under the Director Plan are non-statutory options not intended to meet the requirements of Section 422 of the Code. The purpose of the Director Plan is to encourage ownership in the Company by outside directors of the Company, whose continued services are considered essential to the Company’s future progress, and to provide them with a further incentive to remain as directors of the Company. The 400,000 shares authorized for issuance represent the total number of options to purchase shares available under the Director Plan, regardless of the number of options previously granted, whether exercised or not by such optionees.

Administration of the Director Plan

The Director Plan is administered and supervised by the Board. The members of the Board are elected by the stockholders of the Company, generally for three year staggered terms, in accordance with the provisions of the Company’s Certificate of Incorporation and By-laws. Grants of stock options under the Director Plan and the amount and nature of the awards to be granted are automatic and non-discretionary in accordance with the provisions of the Director Plan. All questions of interpretation of the Director Plan or of any options issued under it, however, are determined by the Board and such determination is final and binding upon all persons having an interest in the Director Plan. The Board has the authority to delegate its authority under the Director Plan to a committee of the Board.

Shares Subject to the Director Plan

The authorized shares in the Director Plan is 400,000 shares of the Company’s Common Stock. If an option granted under the Director Plan expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Director Plan.

The Director Plan contains provisions for the disposition of options in the event of a merger or consolidation (in which the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event of the sale of all or substantially all of the assets of the Company, or in the event of a reorganization or liquidation of the Company. If the outstanding shares of Common Stock of the Company are changed by reason of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate adjustment will be made in maximum number and kind of shares reserved for issuance under the Director Plan, the number and kind of shares or other securities subject to then outstanding options and the price for each share subject to any then outstanding options, without changing the aggregate purchase price as to which such options remain exercisable. In the event of a transaction resulting in a change of control of the Company, eligible Directors shall have the immediate right to exercise all shares covered by the options issued pursuant to the Director Plan. Such exercise, if made, is irrevocable.

General Terms and Conditions of the Director Plan

Types of Options.    All options granted under the Director Plan are non-statutory options not intended to meet the requirements of Section 422 of the Code.

Option Grant Dates.    Beginning in 2003, options will be granted automatically to all eligible directors on the date of each Annual Meeting of the Company. Options will granted to new eligible directors on the date the eligible director is elected and qualified, prorated to reflect the number of months remaining until the next Annual Meeting of Stockholders of the Company. For example, a director elected in October would receive an option for 12,500 shares of Common Stock.

Shares Subject to Option.    Each option granted under the Director Plan shall be exercisable for 25,000 shares of Common Stock, except when prorated in the case of a new eligible director being elected and qualified.

Option Exercise Price.    The option exercise price per share for each option granted under the Director Plan equals (i) the last reported sales price per share of the Company’s Common Stock on the NASDAQ National Market System (or, if the Company is traded on a nationally recognized securities exchange on the date of the grant, the average on that date of the high and low prices of the Company’s Common Stock by such exchange) on the date of grant, (ii) the closing bid price, or average of bid prices, last quoted by an established quotation service for over-the-counter securities if the Common Stock is not traded on the NASDAQ National Market System or a national securities exchange, or (iii) if the Common Stock is not publicly traded, the fair market value per share on the date of grant as determined by the Board.

Nontransferability of Options.    Each option granted under the Director Plan by its terms is not transferable by the option holder otherwise than by will or by the laws of descent and distribution and must be exercised during the lifetime of the option holder only by such option holder.

Duration; Exercise of Options.    Each option expires ten years from the date on which the option is granted. Options are exercisable on a cumulative basis in three equal annual installments over a three year period, with the first installment exercisable one year from the date of grant. No option may be exercised more than 90 days after the option holder ceases to serve as a director of the Company for reasons other than the option holder’s death or permanent disability.

Exercise Period Upon Death or Permanent Disability.    In the event of the option holder’s death or permanent disability while a director of the Company, options granted to such optionee are automatically accelerated and fully vested and may be exercised by the optionee or by the person or persons to whom the options holder’s rights under the option shall pass by his or her will or by the laws of descent and distribution; provided, that no option may be exercised after the expiration of ten years from the date of grant.

Exercise Procedure.    Options may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which they are exercised.

Eligibility.    Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to participate in the Director Plan.

General Restrictions

Participants in the Director Plan generally have no rights as stockholders in shares of Common Stock until certificates for those shares have been issued. No certificates for Common Stock will be issued under the Director Plan unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), any applicable listing requirements of any national securities exchange upon which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Participants may be required to represent and agree in writing, for themselves and for their transferees, that the stock acquired by him or them under the Director Plan is being acquired for investment purposes.

Nothing contained in the Director Plan shall confer upon any participant any rights with respect to his or her employment by the Company.

The Director Plan does not provide that any person has or may create a lien on any funds, securities or other property held under the Director Plan.

Effective Date, Amendment, Termination

The Director Plan was adopted by the Board on February 6, 2002, and approved by the stockholders on May 16, 2002. Without approval of the stockholders of the Company, no revision or amendment shall change the number of shares subject to the Director Plan, change the designation of the class of directors eligible to participate in the Director Plan, or materially increase benefits accruing to optionholders under the Director Plan.

The Director Plan shall terminate on February 6, 2012 and thereafter no further options shall be granted. All options outstanding at the time the Director Plan terminates shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Director Plan.

Federal Income Tax Treatment of Participation in the Director Plan

The following is a summary of the federal income tax treatment of non-qualified stock options. This summary is general and does not apply to gifts or any dispositions other than sales. Also, under certain circumstances, an option holder may be entitled to a credit for alternative minimum tax previously paid. Additionally, in some individual cases, it will be important to consider the state and foreign tax consequences of participation in the Director Plan and the effect, if any, of gift, estate and inheritance taxes.

No taxable income is recognized by the option holder upon the grant of a non-statutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. If such a person exercised the option within six months of the date of grant, upon exercise of such option, no income will be recognized by the option holder until six months have expired from the date the option was granted, and the income then recognized will include any changes in the fair market value of the shares during the period between the date of exercise and the date six months after the date of the grant, unless the option holder makes an election under Section 83(b) of the Code to have the difference between the exercise price and fair market value at the time of exercise recognized as ordinary income as of the time of exercise.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

Employee Retirement Income Security Act of 1974

The Director Plan is qualified under Section 401(a) of the Code and the Company believes that the Director Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

Resale of Shares

On October 7, 2002, the Company filed a Registration Statement on Form S-8 pursuant to the Securities Act with the SEC covering the shares issued pursuant to the Director Plan. Subject to the effectiveness of such registration statement, shares of Common Stock issued under the Director Plan may be resold freely.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

IN FAVOR OF PROPOSAL 3

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders that are intended to be presented at the Company’s Annual Meeting of Stockholders in 2004 (the “2004 Annual Meeting”) must be received at the Company’s executive offices in Waltham, Massachusetts no later December 10, 2003 to be included in the proxy statement and proxy card related to such meeting.

If a Company stockholder wishes to present a proposal before the 2004 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must also give written notice to the Company at the Company’s executive offices in Waltham, Massachusetts no less than 60 nor more than 90 days before the 2004 Annual Meeting, except that if the 2004 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the Meeting, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of meeting was made, whichever occurs first. The notice must set forth (i) the name and address of the stockholder who intends to bring the business before the meeting, (ii) the general nature of the business that he or she seeks to bring before the meeting, and (iii) a representation that the stockholder is a holder of record of the stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

OTHER MATTERS

The Board is not aware of any matter to be presented for action at the Meeting, other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form of proxy confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment.

By Order of the Board of Directors,

Robert P. Nault

Secretary

April 11, 2003

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Investor Relations, ON Technology Corporation, Waltham Woods, 880 Winter Street, Building Four, Waltham, Massachusetts 02451.

EXHIBIT A

ON TECHNOLOGY CORPORATION

2002 DIRECTOR STOCK OPTION PLAN, AS AMENDED

1.    Purpose.

This Non-Qualified Stock Option Plan, to be known as the 2002 Director Stock Option Plan (hereinafter, this “Plan”) is intended to promote the interests of ON Technology Corporation (hereinafter, the “Company”) by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the “Board”).

2.    Available Shares.

The total number of shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) for which options may be granted under this Plan shall not exceed 400,000 shares, subject to adjustment in accordance with paragraph 10 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

3.    Administration.

This Plan shall be administered by the Board or by a committee appointed by the Board (the “Committee”). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan, as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

4.    Automatic Grant of Options.

Subject to the availability of shares under this Plan, each person who is a member of the Board and who is not an employee or officer of the Company (a “Non-Employee Director”) shall: (i) upon the date of his or her initial election to the Board be automatically granted an option to purchase 25,000 shares of the Company’s Common Stock, provided that the number of shares subject to such option grant shall be pro-rated based upon the number of months remaining until the next annual meeting of the stockholders of the Company; and (ii) commencing in 2003 and each year thereafter, on the date of the annual meeting of the stockholders of the Company, be automatically granted on such date, without further action by the Board, an option to purchase 25,000 shares of the Company’s Common Stock. Options to be granted under this paragraph 4 shall be the only options ever to be granted at any time to any person under this Plan.

The number of shares covered by options granted under this paragraph 4 shall be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. Notwithstanding anything to the contrary set forth herein, if this Plan is not approved by a majority of the Company’s stockholders present, or represented, and voting on such matter at the first meeting of Stockholders of the Company following the Approval Date (as hereinafter defined), then the Plan and the options granted pursuant to this Section 4 shall terminate and become void, and no further options shall be granted under this Plan.

5.    Option Price.

The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

6.     Period of Option.

Unless sooner terminated in accordance with the provisions of paragraph 8 of this Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

7.     (a) Vesting of Shares.

Options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee and thus become exercisable, in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board through such vesting date:

Percentage of Option Shares for which Option Will be Exercisable	Date of Vesting
33 1/3%	One year from the date of grant

66 2/3%	Two years from the date of grant

100%	Three years from the date of grant

The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

(b) Non-transferability of Options.    Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee’s lifetime only by him or her.

8.    Termination of Option Rights.

(a) In the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 90 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 90 days have expired.

(b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee’s personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

9.    Exercise of Option.

Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to the Secretary of the Company, at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of paragraph 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company’s transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

10.    Adjustments Upon Changes in Capitalization and Other Events.

Upon the occurrence of any of the following events, an optionee’s rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

(a) Stock Dividends and Stock Splits.    If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b) Recapitalization Adjustments.    If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise, each option granted under this plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full thirty (30) days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

(c) Issuances of Securities.    Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(d) Adjustments.    Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in paragraphs 2 and 4 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

11.    Restrictions on Issuance of Shares.

Notwithstanding the provisions of paragraphs 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

(i) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

(ii) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company’s outstanding Common Stock is then listed.

12.    Legend on Certificates.

The certificates representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, as amended, or any state securities laws.

13.    Representation of Optionee.

If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended).

14.    Option Agreement.

Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

15.    Termination and Amendment of Plan.

Options may no longer be granted under this Plan after February 6, 2012, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval of the stockholders, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in this Plan or (c) materially increase benefits accruing to option holders under this Plan. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

16.    Withholding of Income Taxes.

Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code of 1986, as amended, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee’s gross income.

17.    Compliance with Regulations.

It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

18.    Governing Law.

The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Date Approved by Board of Directors of the Company: February 6, 2002 (the “Approval Date”)

Date Amendment Approved by the Board of Directors: February 13, 2003

Date Approved by Stockholders of the Company: May 15, 2002

Date Amendment Approved by the Stockholders of the Company:

                           ON TECHNOLOGY CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Card.
There are a number of issues related to the management and operation of your
Corporation that require your immediate attention and approval. This is discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Annual Meeting of
Stockholders, which is scheduled for Thursday, May 15, 2003. Thank you in advance for your prompt consideration of these matters.

Sincerely,

ON Technology Corporation

                                  DETACH HERE

                           ON TECHNOLOGY CORPORATION

       Waltham Woods, 880 Winter Street, Building Four, Waltham, MA 02451

                      SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2003

The undersigned hereby appoints as Proxies Robert L. Doretti, Steven R.
Wasserman and Robert P. Nault, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of capital stock of ON Technology Corporation (the
"Company") held of record by the undersigned on March 19, 2003, at the Annual
Meeting of Stockholders to be held on May 15, 2003 and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
"FOR" PROPOSALS 1, 2 AND 3.

--------------------------------------------------------------------------------
    PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.
        NO POSTAGE IS REQUIED IF MAILED IN THE UNITED STATES OF AMERICA.
--------------------------------------------------------------------------------

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Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

-----------------------------------------   ------------------------------------

-----------------------------------------   ------------------------------------

-----------------------------------------   ------------------------------------

ON TECHNOLOGY CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X] Please mark votes as in this example.

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                           ON TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
1. To elect the following individual as a Class II Director to serve until the
   Company's Annual Meeting of Stockholders held in 2006 and his successor is duly elected and qualified.

                              (01) Louis J. Rupnik

                FOR THE NOMINEE         WITHHELD FROM THE NOMINEE
                      [_]                       [_]

2. To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2003.

                    FOR             AGAINST         ABSTAIN
                    [_]               [_]             [_]

3. To approve an amendment to the 2002 Directors Stock Option Plan.

                    FOR             AGAINST         ABSTAIN
                    [_]               [_]             [_]

4. In their discretion, the Proxies are authorized to transact such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Mark box at right if an address change or comment has been noted on the
reverse side of this card.     [_]

Please be sure to sign and date this Proxy.

Signature:_____________________________________ Date: ________________________

Signature:_____________________________________ Date: ________________________